Exhibit 10.32

WELLCHOICE, INC.

2003 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(FOR NON-EMPLOYEE BOARD MEMBER)

REFERENCE NUMBER: 00000000

SECTION 1. GRANT OF RESTRICTED STOCK UNIT AWARD.

(a) Restricted Stock Unit Award. On the terms and conditions set forth in this Agreement and each Notice of Restricted Stock Unit Award referencing this Agreement (the “Notice”), the Company hereby grants the Grantee the right to receive on a date designated by the Grantee which is on or after the Settlement Date the number of shares of common stock, par value $.01, of the Company (“Common Stock”) equal to the number of units (the “Units”) awarded to the Grantee, as set forth in the Notice. Each such Notice, together with this referenced Agreement, shall be a separate Restricted Stock Unit Award governed by the terms of this Agreement.

(b) Dividend Equivalents. If the Notice so provides, prior to the Settlement Date, on the date (if any) that the Company pays any ordinary or special dividends with respect to the Common Stock, the Company shall credit the Grantee with a number of Units whose underlying shares have a Fair Market Value equal to the dividend paid on each share of Common Stock, multiplied by the Total Number of Units Subject to Award described in the Notice. Units issued in respect of dividend equivalents shall be subject to the same rules and restrictions as Units originally subject to the award.

(c) Plan and Defined Terms. This award is granted under and subject to the terms of the Plan, which is incorporated herein by this reference. Unless otherwise defined in Section 6 of this Agreement, capitalized terms shall have the meanings ascribed to them in the Plan.

SECTION 2. ISSUANCE OF SHARES.

(a) Stock Certificates. Subject to the terms of the Notice and any deferral election made by the Grantee, on or promptly following the Settlement Date, the Company shall cause to be issued a certificate or certificates for the shares of Common Stock representing this award, registered in the name of the Grantee (or in the names of such person and his or her spouse as joint tenants with right of survivorship).

(b) Stockholder Rights. Until such time as the Grantee receives the stock certificate for the shares representing this award, the Grantee (or any successor in interest) shall have no rights as a stockholder (including, without limitation, no voting, dividend and liquidation rights) with respect to the shares of Common Stock.

(c) Share Withhold Election. Upon or prior to receipt of shares of Common Stock, the Grantee may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received to cover Taxes incurred by reason of the issuance of the shares under this Agreement and the Notice. The number of shares so withheld shall have an aggregate Fair Market Value on the date of issuance sufficient to satisfy the applicable Taxes. The acceptance of any such election by the Grantee shall be at the sole discretion of the Committee. Such Taxes shall be calculated at minimum statutory withholding rates.

SECTION 3. TRANSFER OR ASSIGNMENT OF RESTRICTED STOCK UNIT AWARD OR SHARES ISSUED IN SETTLEMENT OF THIS AWARD.

(a) Generally. Except as otherwise provided in subsection (c) below, this award and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) other than by will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

(b) Transfer of Shares. Except as otherwise expressly permitted by the Committee, the Grantee shall not Transfer (other than a Permitted Transfer as described in subsection (c) below) any shares of Common Stock issued in settlement of this award while the Grantee remains in Service with the Company, except for a sale of only that number of shares necessary to generate sufficient proceeds to pay taxes on income recognized by the Grantee upon the issuance of shares issued in settlement of this award.

(c) Permitted Transfers. Subject to the approval of the Committee in its sole discretion, the Grantee may transfer this award (other than those Units issued under the Grantee’s initial Notice of Restricted Stock Unit Award and the shares issued in settlement of such Units) in connection with his or her estate plan, to the Grantee’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons. In connection with any such Permitted Transfer, the Transferee shall execute and be bound by such terms and conditions as the Committee shall require.

SECTION 4. ADJUSTMENT OF SHARES OF COMMON STOCK.

(a) Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares of Common Stock, exchange of shares of Common Stock, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to this award so that upon the Settlement Date, the Grantee shall receive on the Settlement Date such securities, cash and/or other property as would have been received had the Grantee held a number of shares of Common Stock equal to the number of Units held by the Grantee pursuant to this award immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

(b) Modification of Award. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of the Grantee’s rights hereunder, the Committee may adjust, in an equitable manner, the number and kind of shares of Common Stock that may be issued under this award and other value determinations applicable to this award.

SECTION 5. MISCELLANEOUS PROVISIONS.

(a) Tenure. Nothing in the Notice, Agreement or Plan shall confer upon the Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent Corporation or Subsidiary Corporation retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b) Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Communications to the Company shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

(c) Entire Agreement. This Agreement, the Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d) Amendment. This Agreement may be amended by the Company at any time upon written notice to the Grantee, provided, however, that no such amendment shall adversely affect the rights of the Grantee hereunder without the Grantee’s consent.

(e) Waiver. The failure of the Company in any instance to exercise any rights under this Agreement or any other agreement between the Company and the Grantee shall not be deemed a waiver of such rights. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the shares of Common Stock to be issued in settlement of this award.

(g) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 6. DEFINITIONS.

(a) “Agreement” shall mean this Restricted Stock Unit Award Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Cause” shall mean with respect to the Grantee:

(i) any conviction or plea of guilty or nolo contendere to a felony,

(ii) any fraud, theft or other willful misconduct,

(iii) any willful breach of any material written policy of the Company which results or reasonably could be expected to result in any material liability, loss or damages to the Company, or

(iv) any willful breach of any confidential or proprietary information, non-compete or non-solicitation covenant for the benefit of the Company or any of its affiliates.

Upon the occurrence of any event described in clauses (ii) or (iii) above, the Company shall provide the Grantee with written notice that Cause exists within a reasonable period of time not to exceed one (1) calendar month after the event giving rise to Cause exists. Upon receipt of such notice, the Grantee shall have an opportunity to meet and discuss with the Board whether Cause exists.

(d) “Common Stock” shall have the meaning described in Section 1(a) of this Agreement.

(e) “Company” shall mean WellChoice, Inc., a Delaware corporation, and any successor thereto.

(f) “Director” shall mean a member of the Board of Directors who is not an Employee.

(g) “Disability” shall mean the Grantee is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment as determined by the Committee in its sole discretion.

(h) “Employee” shall mean any individual who is an employee of the Company, a Parent Corporation or a Subsidiary Corporation.

(i) “Grantee” shall mean the person named in the Notice.

(j) “Notice” shall have the meaning described in Section 1(a) of this Agreement.

(k) “Permitted Transfers” shall have the meaning described in Section 3(c) of this Agreement.

(l) “Plan” shall mean WellChoice, Inc. 2003 Omnibus Incentive Plan, as amended from time to time.

(m) “Retirement” shall mean the date the Grantee ceases to be a director after not standing for election following the Grantee’s attainment of age 72.

(n) “Service” shall mean service as a Director.

(o) “Settlement Date” shall have the meaning set forth in the Notice.

(p) “Transferee” shall mean any person to whom the Grantee has directly or indirectly transferred any shares of Common Stock.

(q) “Unit” shall have the meaning described in Section 1(a) of this Agreement.

GRANT NO.

WELLCHOICE, INC.

2003 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

(FOR INITIAL GRANT TO NON-EMPLOYEE BOARD MEMBER)

Name of Grantee:	(“Grantee”)

Date of Grant:	______________

Type of Award:	Units, to be settled in shares of common stock, par value $.01 per share (“Common Stock”), of WellChoice, Inc. (the “Company”), and Dividend Equivalents, to be “re-invested” in Units which shall also be settled in shares of Common Stock.

Total Number of Units Subject to Award:	X Units, where each Unit represents one hypothetical share of Common Stock.

Vesting Date:	The Grantee will be 100% vested in the Units and Dividend Equivalents that are subject to this award on (the “Vesting Date”), provided the Grantee’s Service as a Director has not terminated (other than due to the Grantee’s Retirement) prior to that date; provided, however, that the Committee may elect, in its sole discretion, to permit the Units to continue to vest after Grantee’s Service terminates.

Settlement of Award:	Unless the Grantee shall have delivered to the Company prior to the Date of Grant a duly executed deferral election notice substantially in the form attached hereto as Appendix A to defer settlement of this award to a later date or dates (the “Deferral Date”), shares of Common Stock in settlement of this award shall be delivered on the Vesting Date (such date, the “Settlement Date”).

Acceleration of Award:

This award shall be settled prior to the Settlement Date (or if applicable the Deferral Date) and become fully vested as follows:

•        Change in Control: If following a Change in Control, the Grantee ceases to be a director of the surviving company, this award shall be settled on the date board service ends, unless the Grantee shall have made a separate Change in Control deferral election in the manner described for deferrals above, in which case this award shall be settled in accordance with such election;

•        Death/Disability: If the Grantee ceases to be a Director of the Company due to death or Disability, but if such date should occur less than one year after the Date of Grant, this award shall be settled on the anniversary of the Date of Grant;

•        Committee Discretion: If the Committee, in its sole discretion, elects to accelerate settlement of this award.

Dividend Equivalents:	Prior to the settlement of this award, the Grantee shall be eligible to receive for each Unit that is the subject to this award, additional Units the number of which shall equal the Fair Market Value equal to the value of any regular or special dividends paid on the shares of Common Stock.

Transfer Restrictions:	The Units and the shares of Common Stock issued in settlement of this award are subject to the transfer restrictions as described in the Restricted Stock Unit Award Agreement, referenced below.

By indicating your acceptance below, you accept this award and acknowledge that this award is granted under and governed by the terms and conditions of WellChoice, Inc. 2003 Omnibus Incentive Plan (“Plan”) and the Restricted Stock Unit Award Agreement reference number DU000000 (“Agreement”), both of which are hereby made a part of this document. Capitalized terms used but not defined in this Notice of Restricted Stock Unit Award shall have the meanings ascribed to them in the Plan and Agreement.

GRANTEE:	WELLCHOICE, INC.

	Name:	Michael A. Stocker, M.D.

	Title:	President and Chief Executive Officer

Appendix A

Deferral Election

TO:	Robert W. Lawrence, Senior Vice President, Human Resources and Services, WellChoice, Inc.

I hereby request that WellChoice, Inc. (the “Company”) defer the delivery to me of shares of Common Stock, par value $.01 per share, of the Company, in settlement of an initial award of restricted stock units that may be made to me in November 2003 (the “Award”) in accordance with my instructions described below.

Deferral Date (check one)

Please commence delivery of shares of Common Stock in settlement of the Award on:

_____	[DATE]	(Note, this is the anticipated Settlement Date. Thus, there would be no deferral if you elect a lump sum payment; if you elect installments, the first installment would not be deferred.)

_____	[DATE]	(or, if earlier, the date I cease to serve as member of the board of directors of the Company).

_____	The date I cease to serve as member of the board of directors of the Company.

Form of Payment (check one; if you elect annual installments, select the # of installments)

Please settle my Award:

_____	All at once, in one lump sum delivery of shares of Common Stock on the Deferral Date.

_____	In equal annual installments, commencing on the Deferral Date (or if no deferral on the Settlement Date).

	_____	Number of Annual Installments (enter 2, 3, 4 or 5)

Form of Payment – Change in Control (check only if you agree)

If settlement of my Award would otherwise be accelerated and paid in one lump sum because of a Change in Control, please settle my Award (or the remainder thereof):

_____	In one lump sum.

_____	In equal annual installments, commencing on the accelerated settlement date.

	_____	Number of Annual Installments (enter 2, 3, 4 or 5)

Today’s Date:
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